Exhibit 99.1

Jasper Therapeutics Announces Completion of Enrollment in First Cohort of Phase 2 Renal Basket Study Evaluating Vensobafusp Alfa (KP104) in IgA Nephropathy

Initial Stage 1 data evaluating vensobafusp alfa in IgAN expected by year-end 2026

Announces expansion cohort in patients with FSGS, with first patients anticipated to be dosed in first quarter 2027

REDWOOD CITY, Calif., October 15, 2026 (GLOBE NEWSWIRE) – Jasper Therapeutics, Inc. (Nasdaq: JSPR) (“Jasper” or the “Company”), a clinical stage biotechnology company focused on the design and development of innovative therapies to treat immune-mediated diseases, today announced that it has completed enrollment of the IgA nephropathy (IgAN) cohort of its Phase 2 basket study evaluating vensobafusp alfa (KP104), a first-in-class bifunctional biologic that simultaneously and selectively targets both the alternative and terminal complement pathways.

The Company expects to report initial interim data from the IgAN basket study by year-end 2026. In addition, Jasper has accelerated the initiation of an additional cohort to the study evaluating vensobafusp alfa in focal segmental glomerulosclerosis (FSGS), with the first patient anticipated to be dosed in the first quarter 2027.

“Completing enrollment of the first IgAN cohort on schedule reflects both the high unmet need in this disease and strong execution by our clinical teams at Jasper and Kira,” said Greg Keenan, M.D., Chief Medical Officer of Jasper. “We are now expanding the study to include a cohort of patients with FSGS, a rare and severe kidney disease that often progresses to kidney failure. We believe vensobafusp alfa’s bifunctional ability to inhibit both the alternative and terminal complement pathways may provide the potential for differentiated onset and efficacy in complement driven diseases. We look forward to reporting initial data from the IgAN cohort by the end of this year and are actively working towards dosing the first patients with FSGS in first quarter 2027.”

A total of 18 patients with IgAN were enrolled in stage 1 of the Phase 2 basket study across 3 cohorts evaluating an induction regimen followed by subcutaneous Q2W (n=6), Q4W (n=6), or Q8W (n=6) maintenance dosing. The objective of stage 1 is to assess the safety, tolerability and initial efficacy in IgAN, and help determine optimal dose levels for further evaluation.

The Phase 2 basket study is evaluating the efficacy, safety, tolerability, pharmacokinetics, and pharmacodynamics of vensobafusp alfa in China to provide proof-of-concept in several renal diseases, including IgAN, complement 3 glomerulopathy (C3G) and FSGS. The Company is exploring the addition of further cohorts evaluating vensobafusp alfa in other complement-mediated kidney diseases.

About IgA Nephropathy

IgA Nephropathy (IgAN) is an autoimmune disease that damages the kidneys, impacting organ function and often resulting in end-stage kidney disease. IgAN is the most common form of glomerulonephritis, with a global population incidence of roughly 2.5 per 100,000 per year, though the exact pathogenesis of the disease remains unknown. In IgAN, the body produces abnormal immunoglobulin A (IgA) antibodies that stimulate an immune response and result in formation of immune complexes that become trapped in the kidney. The immune complexes in the kidney cause inflammation and tissue damage, potentially leading to renal failure. Despite current advancements, there remains substantial unmet need in the treatment of IgA Nephropathy. Recent studies have implicated aberrant complement activity as a major contributor to glomerular inflammation and disease progression of IgAN. Vensobafusp alfa is designed to inhibit the alternative and terminal complement pathways and is being evaluated for its potential to address IgAN through selective modulation of complement activity.

About Focal Segmental Glomerulosclerosis

Focal segmental glomerulosclerosis (FSGS) is a rare kidney disorder characterized by progressive scarring of the kidney and excess protein in the urine, leading to various symptoms including high blood pressure, proteinuria, edemas, fatigue, weight gain, and cholesterol increase. FSGS is a leading glomerular cause of end-stage kidney disease in the U.S. and only a single FDA-approved therapy is available. The current standard of care consists of steroids and/or other immunosuppressives and antihypertensives which lead to modest slowing of progression to kidney failure. The Company believes there remains a substantial unmet need in FSGS and that vensobafusp alfa has the potential to improve clinical outcomes for patients.

About Vensobafusp Alfa (KP104)

Vensobafusp alfa (KP104) is a first-in-class bifunctional biologic designed to simultaneously block both the alternative and terminal complement pathways, which Jasper believes may provide a differentiated approach to targeting drivers of complement-mediated disease. This dual-target mechanism of action is intended to address complement-mediated diseases and may potentially provide greater benefits than single-target complement agents, although no comparative or head-to-head studies have been conducted. Engineered to have an extended half-life and enhanced potency, vensobafusp alfa has a formulation suitable for both intravenous and subcutaneous administrations. Vensobafusp alfa is being evaluated in Phase 2 POC trials across multiple renal diseases and hematologic indications and has been granted Orphan Drug Designation by the FDA for the treatment of paroxysmal nocturnal hemoglobinuria (PNH). Previously presented 2-year clinical data from a separate open-label Phase 2 study in a limited number of patients with PNH showed normalization of hemoglobin and reductions in LDH. Jasper plans to conduct Phase 2/3 trials globally, including in the U.S. and China, as well as in other jurisdictions, subject to regulatory feedback. Vensobafusp alfa is an investigational agent not yet approved for any indication by any health authority.

About Jasper

Jasper is a clinical stage biotechnology company focused on the design and development of innovative therapies to treat immune-mediated diseases. The company is advancing a pipeline of medicines including vensobafusp alfa, briquilimab, and KP701. Vensobafusp alfa is a potential best-in-class dual-complement inhibitor that has demonstrated positive outcomes in paroxysmal nocturnal hemoglobinuria (PNH) and is under evaluation in other high unmet need nephrology disorders. Briquilimab is an anti-KIT antibody which has demonstrated positive clinical results both as a conditioning agent for stem cell transplant in severe combined immunodeficiencies (SCID), Fanconi anemia, as well as mast cell mediated diseases such as the chronic urticarias. KP701, a novel, dual-acting anti-CD79BxCD32B monoclonal antibody (mAb) for autoantibody-mediated disorders currently advancing to the clinic.

Forward-Looking Statements

Certain statements contained in this press release are or may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use words such as “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “potential,” “projected” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or condition. Jasper cautions that these statements are based upon the current beliefs and expectations of Jasper’s management and are subject to significant risks, uncertainties and assumptions, including, without limitation, the uncertainties associated with the Company’s product candidates, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; ; risks that initial, interim or topline results from early-stage or open-label studies, including results in a limited number of patients, may not be predictive of, and may differ materially from, results from later stages of the same study or from later-stage or larger trials; risks related to the inability of the Company to obtain sufficient additional capital to continue to advance product candidates and its preclinical programs; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; risks associated with the possible failure to realize certain anticipated benefits of the merger, including with respect to future financial and operating results; and such additional risks and uncertainties contained in the “Risk Factors” section of Jasper’s Annual Reports on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that Jasper has subsequently filed or may subsequently file with the SEC. Statements regarding future actions, future performance and/or future results including, without limitation, those relating to the timing for completion, and results of, scheduled or additional clinical trials and the FDA’s or other regulatory review and/or approval and commercial launch and sales results (if any) of the Company’s formulations and product candidates and regulatory filings related to the same, financial projections and targets, including, without limitation, cash runway, operating plans, future capital requirements and the sufficiency of existing cash resources, business strategy, plans and objectives for future operations, statements regarding the Company and its operations and prospects, may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. There is no obligation to update publicly or revise any forward-looking statements for any reason after the date of this press release or to conform these statements to actual results or to changes in the Company’s expectations, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Contacts:

Alex Gray (investors)

Jasper Therapeutics

650-549-1454

agray@jaspertx.com

Argot Partners (investors and media)

kira@argotpartners.com

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